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                                                                  EXHIBIT 5.1

                 [Letterhead of Simpson Thacher & Bartlett]


                                                              December 22, 1998

Northwest Airlines Corporation
2700 Lone Oak Parkway
Hagan, Minnesota 55121

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Northwest Airlines Corporation (formerly Newbridge Parent Corporation), a Delaware corporation (the "Company"), which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to, among other things, 2,631,784 shares of the Company's common stock, par value $.01 per share (the "Shares"), issued pursuant to an Investment Agreement dated as of January 25, 1998, as amended by Amendment No. 1 dated as of February 27, 1998 and Amendment No. 2 dated as of November 20, 1998 among the Company, Northwest Airlines Holding Corporation, Air Partners, L.P. (the "Partnership"), the partners of the Partnership signatory thereto, 1998 CAI Partners, L.P., Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc.

     We have examined a copy of the Registration Statement (including the exhibits thereto) and originals, or duplicates or certified or conformed copies, of such corporate records, documents or other instruments of the Company and have made such other and further investigations as we deemed necessary to enable us to express the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States of America and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm appearing in the Registration Statement under the caption "Legal Matters".


                               Very truly yours,


                               SIMPSON THACHER & BARTLETT